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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement              [ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                     (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 16, 2001
                         ------------------------------

To the Stockholders of Fisher Scientific International Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Fisher Scientific International Inc. (the "Company") will be held at the Mellon Bank Building, 8 West Loockerman Street, Dover, Delaware, on Wednesday, May 16, 2001, at 8:30 a.m., local time, for the following purposes:

     1. To elect three directors of the Company, each for a term of three years;

     2. To consider and vote upon a proposal to adopt the Fisher Scientific International Inc. 2001 Equity and Incentive Plan and make available shares of common stock for issuance under this Plan;

     3. To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million to 500 million shares;

     4. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Company's Common Stock at the close of business on March 28, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Todd M. DuChene

                                          Todd M. DuChene Vice President --
                                          General Counsel and Secretary

Hampton, New Hampshire
April 9, 2001

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      FISHER SCIENTIFIC INTERNATIONAL INC.

                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                                                                   April 9, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fisher Scientific International Inc., a Delaware corporation ("Fisher" or the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Mellon Bank Building, 8 West Loockerman Street, Dover, Delaware, on Wednesday, May 16, 2001 at 8:30 a.m., local time, and at any adjournment thereof. This proxy statement and the related proxy card, together with the Company's Annual Report to Stockholders for the year ended December 31, 2000, were first mailed by the Company on or about April 9, 2001 to stockholders of record as of March 28, 2001.

     All proxies in the enclosed form that are properly executed and returned to the Company will be voted at the Annual Meeting or any adjournment thereof in accordance with the specifications thereon, or, if no specification is made, will be voted FOR approval of the proposals and FOR election of each of the nominees for director set forth in the Notice of Annual Meeting of Stockholders. A previously returned proxy may be revoked by any stockholder who attends the Annual Meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at Liberty Lane, Hampton, New Hampshire 03842.

     A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting, except as set forth in the proxy and except for matters proposed by a stockholder who notifies the Company not later than the close of business on the tenth day following the day on which such stockholder's Notice of Annual Meeting of Stockholders was mailed by the Company. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

     The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of Fisher, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on March 28, 2001 and will provide customary reimbursement to such forms for the cost of forwarding the material.

                      VOTING RIGHTS AND OUTSTANDING SHARES

     Holders of record of the Company's Voting Common Stock (as defined below) at the close of business on March 28, 2001 are entitled to notice of and to vote at the Annual Meeting. Holders of Voting Common Stock are entitled to one vote per share on each of the matters properly presented at the Annual Meeting. A stockholders' list will be available for examination by holders of Voting Common Stock at the Annual Meeting.

     At the close of business on March 28, 2001 there were 40,119,389 shares of common stock, $.01 par value per share ("Common Stock"), issued and outstanding of which 27,038,099 shares ("Voting Common Stock") have the voting rights referred to above, 4,035,290 shares are Series A Non-Voting Common Stock ("Series A Non-Voting Stock") and 9,000,000 shares are Series B Non-Voting Common Stock ("Series B Non-Voting Stock", and together with Series A Non-Voting Stock, "Non-Voting Stock). None of the shares of Non-Voting Stock are eligible to be voted at the meeting, except with respect to the proposed amendment to the Restated Certificate, for which the majority vote of holders of all outstanding shares of Common Stock is required. The holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 28, 2001 certain information concerning each person believed to be a beneficial owner of more than 5% of Common Stock and beneficial ownership of Common Stock by each nominee, director, named executive officer and all directors and executive officers as a group. J.P. Morgan Partners (BHCA), L.P. (formerly known as Chase Equity Associates, L.L.C.) ("JMP BHCA") is the beneficial owner of all 4,035,290 issued and outstanding shares of Series A Non-Voting Stock, and Thomas H. Lee Equity Fund III, L.P. ("Equity Fund III"), THL FSI Equity Investors L.P. ("THL-FSI"), THL Foreign Fund III ("Foreign Fund III"), THL-CCI Limited Partnership ("THL-CCI"), David V. Harkins, Anthony J. DiNovi, Scott M. Sperling and Kent R. Weldon (collectively, the "THL Directors"), certain persons affiliated with Thomas H. Lee Company or the THL Directors (collectively, the "Additional THL Persons" and together with Equity Fund III, THL-CCI, Foreign Fund III, THL FSI and the THL Directors, the "THL Entities") are the beneficial owners of all 9,000,000 issued and outstanding shares of Series B Non-Voting Stock.

                                                                      SHARES OF           PERCENT OF      PERCENT OF
                           SHARES OF VOTING      PERCENT OF VOTING       NON-                NON-         OUTSTANDING
NAME AND BENEFICIAL OWNER    COMMON STOCK          COMMON STOCK      VOTING STOCK        VOTING STOCK        STOCK
-------------------------  ----------------      -----------------   ------------      ----------------   -----------
Thomas H. Lee Equity Fund
  III, L.P.............       12,749,345(1)(2)(3)       44.37%        9,000,000(1)(2)(4)      69.04%         52.07%
Credit Suisse First
  Boston...............        6,572,298(2)(5)(6)       23.83%                0                 0            16.18%
J.P. Morgan Partners
  (BHCA), L.P..........                0                   0          4,367,335(2)(7)       32.67%           10.80%
Paul M. Montrone.......        3,192,511(2)(8)         11.23%                 0                 0             7.70%
Paul M. Meister........        1,995,342(2)(9)          7.15%                 0                 0             4.87%
David T. Della Penta...          245,000(2)(10)            *                  0                 0                *
David V. Harkins.......           63,433(2)(11)            *             44,777(2)(12)          *                *
Kevin P. Clark.........           84,346(2)(13)            *                  0                 0                0
Todd M. DuChene........           72,960(2)(14)            *                  0                 0                *
Scott M. Sperling......           31,717(2)(15)            *             22,388(2)(16)          *                *
Anthony J. DiNovi......           31,717(2)(17)            *             22,388(2)(18)          *                *
Robert A. Day..........           27,758(19)               *                  0                 0                *
Kent R. Weldon.........            4,756(2)(20)            *              3,359(2)(21)          *                *
Mitchell J. Blutt(7)...                0                   0                  0                 0                0
Michael D. Dingman(22)...              0                   0                  0                 0                0
All directors and
  executive officers as a
  group (12
  individuals).........        5,749,540(2)(23)        19.47%            92,912(2)              *            13.73%

---------------

  * Less than 1%

 (1) The address of Thomas H. Lee Equity Fund III, L.P. ("Equity Fund III") is c/o Thomas H. Lee Partners, L.P., 75 State Street, Boston, Massachusetts 02109. The information is based on a Schedule 13D dated April 13, 1999 filed with the Securities and Exchange Commission ("SEC") by the THL Entities; Thomas H. Lee Equity Advisors III Limited Partnership ("Advisors III"), THL Equity Trust III ("Trust III") and THL Investment Management Corp ("THL Investment"). Each of the THL Entities, Advisors III, Trust III and THL Investment expressly disclaims beneficial ownership of shares of Voting Common Stock and Series B Non-Voting Stock held by others.

 (2) The shares are subject to the terms and restrictions of an Amended and Restated Investors' Agreement, dated as of March 29, 1999, as amended (the "Investors' Agreement"), among the Company; the THL Entities; DLJ Merchant Banking Partners II, L.P. ("DLJ Partners II"); DLJ Merchant Banking Partners II-A, L.P. ("DLJ Partners II-A"), DLJ Offshore Partners II, C.V. ("DLJ Offshore II"); DLJ Diversified Partners, L.P. ("DLJ Diversified"); DLJ Diversified Partners-A, L.P. ("DLJ Diversified-A"); DLJ Millennium Partners, L.P. ("DLJ Millennium"); DLJ Millennium Partners-A, L.P. ("DLJ Millennium-A"); DLJMB Funding II, Inc. ("DLJ Funding II"); UK Investment Plan 1997 Partners ("UK Partners"); DLJ EAB Partners, L.P. ("DLJ EAB"); DLJ ESC II, L.P. ("DLJ ESC II"), and DLJ First ESC, L.P. ("DLJ ESC" and DLJ Partners II, DLJ Partners II-A, DLJ Offshore II, DLJ Diversified, DLJ Diversified-A, DLJ Millennium, DLJ Millennium-A, DLJ Funding II, UK Partners, DLJ EAB and DLJ ESC II are direct subsidiaries of Credit Suisse First Boston, a Swiss bank ("Credit Suisse"), and are collectively referred to herein as, the "DLJ Entities"); JMP BHCA (formerly Chase Equity Associates, L.P.); Merrill Lynch KECALP L.P. 1997 ("ML KECALP"); KECALP Inc. ("KECALP"); ML IBK Positions, Inc. ("ML IBK" and together with ML KECALP and KECALP, the "ML Entities"); and Paul M. Montrone, Paul M. Meister, Todd M. DuChene, Kevin P. Clark and certain other members of Fisher management (collectively, the "Management Investors"), whom collectively may constitute a "group" under the Securities Exchange Act of 1934, as amended. Each of the parties to the Investors' Agreement expressly disclaims beneficial ownership of shares of Common Stock held by others.

 (3) Includes 6,652,027 outstanding shares and 991,340 shares issuable upon the exercise of warrants to purchase shares owned by Equity Fund III; 3,342,094 outstanding shares and 498,070 shares issuable upon the exercise of warrants to purchase shares owned by THL-FSI; 411,607 outstanding shares and 61,340 shares issuable upon the exercise of warrants to purchase shares owned by Foreign Fund III; 409,667 outstanding shares and 61,045 shares issuable upon the exercise of warrants to purchase shares owned by THL-CCI; 55,203 outstanding shares and warrants to purchase 8,230 shares owned by Mr. Harkins and persons affiliated with Mr. Harkins (see footnote 12); 27,602 outstanding shares and warrants to purchase 4,115 shares issuable upon the exercise of warrants to purchase shares owned by Mr. Sperling or a limited partnership of which Mr. Sperling is a general partner (see footnote 15); 27,602 outstanding shares and warrants to purchase 4,115 shares owned by Mr. DiNovi; 4,141 outstanding shares and warrants to purchase 615 shares owned by Mr. Weldon; and 165,817 outstanding shares and warrants to purchase 24,715 shares attributable to the Additional THL Persons.

 (4) Includes 5,395,598 shares of Series B Non-Voting Stock owned by Equity Fund III; 2,710,841 shares of Series B Non-Voting Stock owned by THL FSI; 333,862 shares of Series B Non-Voting Stock owned by Foreign Fund III; 332,293 shares of Series B Non-Voting Stock owned by THL-CCI; 44,777 shares of Series B Non-Voting Stock owned by Mr. Harkins and persons affiliated with Mr. Harkins; 22,388 shares of Series B Non-Voting Stock owned by Mr. Sperling and persons affiliated with Mr. Sperling; 22,388 shares of Series B Non-Voting Stock owned by Mr. DiNovi, 3,359 shares of Series B Non-Voting Stock owned by Mr. Weldon; and 134,494 shares of Series B Non-Voting Stock owned by the Additional THL Persons, which stock is convertible on a one-to-one basis into shares of Voting Common Stock, as provided by the Company's Restated Certificate of Incorporation, as amended.

 (5) The address of Credit Suisse is Vetlibergstrasse 231, P.O. Box 900, CH-8070 Zurich, Switzerland. The information is based on a Schedule 13D dated January 21, 1998 as amended by Amendment No. 1 thereto dated November 3, 2000 filed with the SEC by Credit Suisse, on behalf of Credit Suisse First Boston business unit (the "CSFB Business Unit"), the DLJ Entities and DLJ Merchant Banking II, LLC, DLJ

     Merchant Banking II, Inc., DLJ Diversified Associates, L.P., DLJ Diversified Partners, Inc., DLJ LBO Plans Management Corporation, DLJ Capital Investors, Inc., UK Investment Plan 1997, Inc., Credit Suisse First Boston (USA), Inc. (formerly known as Donaldson, Lufkin & Jenrette, Inc.), Credit Suisse First Boston, Inc. and Credit Suisse Group (collectively, the "Additional CSFB Persons). Each of the CSFB Entities and the Additional DLJ Persons expressly disclaims beneficial ownership of shares of Common Stock held by others.

 (6) Includes 3,812,895 outstanding shares and 313,745 shares issuable upon the exercise of warrants to purchase shares owned by DLJ Partners II; 676,965 outstanding shares and 55,700 shares issuable upon the exercise of warrants to purchase shares owned by DLJ Funding II; 719,015 outstanding shares and 59,165 shares issuable upon the exercise of warrants to purchase shares owned by DLJ ESC II; 222,920 outstanding shares and 18,345 shares issuable upon the exercise of warrants to purchase shares owned by DLJ Diversified; 187,500 outstanding shares and 15,430 shares issuable upon the exercise of warrants to purchase shares owned by DLJ Offshore II; 151,854 outstanding shares and 12,495 shares issuable upon the exercise of warrants to purchase shares owned by DLJ Partners II-A; 100,880 outstanding shares and 8,300 shares issuable upon the exercise of warrants to purchase shares owned by UK Partners; 61,650 outstanding shares and 5,075 shares issuable upon the exercise of warrants to purchase shares owned by DLJ Millenium; 82,785 outstanding shares and 6,810 shares issuable upon the exercise of warrants to purchase shares owned by DLJ Diversified-A; 17,120 outstanding shares and 1,410 shares issuable upon the exercise of warrants to purchase shares owned by DLJ EAB; 12,025 outstanding shares and 990 shares issuable upon the exercise of warrants to purchase shares owned by DLJ Millenium-A; 7,335 outstanding shares and 605 shares issuable upon the exercise of warrants to purchase shares owned by DLJ ESC; and 21,284 shares held by CSFB in proprietary trading and investment accounts.

 (7) The address of JMP BHCA is 1221 Avenue of the Americas, New York, New York 10020. JMP BHCA is the owner of 4,035,290 shares of Series A Non-Voting Stock and warrants to purchase 332,045 shares of Series A Non-Voting Stock, which stock is convertible on a one-to-one basis into shares of Voting Common Stock, as provided by the Company's Restated Certificate of Incorporation, as amended. Mitchell J. Blutt, M.D. serves as a director of the Company and is a limited partner of JPMP Master Fund Manager ("MF Manager"), formerly Chase Capital Partners, the general partner of JMP BHCA. As a result of internal reorganizations in January 2001, MF Manager became a limited partnership and all but one of its general partners, including Dr. Blutt, became limited partners in the partnership. Dr. Blutt expressly disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

 (8) Includes 1,348,626 shares issuable upon exercise of options within 60 days of March 28, 2001, 275,000 shares owned directly by Mr. Montrone, 362,500 shares which are held in the Fisher Scientific International Inc. Executive Retirement and Savings Program Trust (the "Savings Trust") and 1,206,385 shares which are held in a rabbi trust established under agreement dated January 21, 1998 (the "Rabbi Trust"). The address for Mr. Montrone is c/o Fisher, Liberty Lane, Hampton, NH 03842.

 (9) Includes 812,302 shares issuable upon exercise of options within 60 days of March 28, 2001, 175,000 shares owned directly by Mr. Meister, 271,500 shares which are held in the Savings Trust and 736,540 shares which are held in the Rabbi Trust. The address for Mr. Meister is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(10) Includes 195,000 shares issuable upon exercise of options within 60 days of March 28, 2001 and 50,000 shares owned directly by Mr. Della Penta. The address for Mr. Della Penta is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(11) Includes 49,682 outstanding shares and 7,405 shares issuable upon the exercise of warrants to purchase shares owned directly by Mr. Harkins and 5,521 outstanding shares and 825 shares issuable upon the exercise of warrants to purchase shares owned by the 1995 Harkins Gift Trust as to which shares Mr. Harkins expressly disclaims any beneficial ownership. The address for Mr. Harkins is c/o THL Partners, 75 State St., Boston, MA 02109.

(12) Includes 40,298 shares of Series B Non-Voting Stock owned by Mr. Harkins directly and 4,479 shares of Series B Non-Voting Stock owned by the 1995 Harkins Gift Trust as to which shares Mr. Harkins expressly disclaims any beneficial ownership.

(13) Includes 33,365 shares issuable upon exercise of options within 60 days of March 28, 2001, 7,785 shares owned directly and 43,205 shares held in the Rabbi Trust. The address for Mr. Clark is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(14) Includes 36,960 shares issuable upon exercise of options within 60 days of March 28, 2001 and 36,000 shares held in the Rabbi Trust. The address for Mr. DuChene is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(15) Includes 16,562 outstanding shares and warrants to purchase 2,470 shares owned by Mr. Sperling directly, and 11,040 outstanding shares and warrants to purchase 1,645 shares owned by the Sperling Family Limited Partnership as to which shares and warrants Mr. Sperling expressly disclaims beneficial interest. The address for Mr. Sperling is c/o THL Partners, 75 State St., Boston, MA 02109.

(16) Includes 13,433 shares of Series B Non-Voting Stock owned by Mr. Sperling directly and 8,955 shares of Series B Non-Voting Stock owned by the Sperling Family Limited Partnership as to which shares Mr. Sperling expressly disclaims beneficial interest.

(17) Includes 27,602 outstanding shares and warrants to purchase 4,115 shares owned by Mr. DiNovi directly. The address for Mr. DiNovi is c/o THL Partners, 75 State St., Boston, MA 02109.

(18) Shares of Series B Non-Voting Stock held by Mr. DiNovi directly.

(19) Shares held in the Rabbi Trust. The address for Mr. Day is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(20) Includes 4,141 outstanding shares and 615 shares issuable upon the exercise of warrants to purchase shares held by Mr. Weldon directly. The address for Mr. Weldon is c/o THL Partners, 75 State St., Boston, MA 02109.

(21) Shares of Series B Non-Voting Stock held by Mr. Weldon directly.

(22) The address for Mr. Dingman is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(23) Includes 2,426,244 shares issuable upon exercise of options within 60 days of March 28, 2001, 622,333 shares held directly, 634,000 shares held in the Savings Trust, 17,075 shares issuable upon the exercise of warrants, and 2,049,888 shares held in the Rabbi Trust.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Board of Directors of Fisher (the "Board") consists of Paul M. Montrone (Chairman), Paul M. Meister (Vice Chairman), Mitchell J. Blutt, M.D., Robert A. Day, Michael D. Dingman, Anthony J. DiNovi, David V. Harkins, Scott M. Sperling and Kent R. Weldon each of whom (other than Messrs. Montrone, Dingman and Day) became a member of the Board in January 1998.

     The Restated Certificate of Incorporation, as amended, and By-laws of Fisher provide that the Board shall be divided into three classes. Upon recommendation of the Nominating Committee and in accordance with the Investors' Agreement, the Board has nominated for election as directors at the Annual Meeting Messrs. Day, Dingman and Weldon, each of whom is currently a director whose term expires at the Annual Meeting. If elected, the nominees will serve for a three-year term expiring in 2004. Management does not contemplate that the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of such other person as may be recommended by the Board in place of such nominee.

     The affirmative vote of a plurality of the votes cast is required to elect the directors. Abstentions from voting on this proposal (including broker non-votes) will have no effect on the outcome of the vote. As a result of the Investors' Agreement, the holders of a majority of the outstanding shares of Common Stock are obligated to vote for the nominees for election as directors. It is expected, therefore, that the nominees for director will be elected regardless of the vote by stockholders not a party to the Investors' Agreement.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

     Information about the nominees for election as directors and incumbent directors, including biographical and employment information, is set forth below.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Robert A. Day, 57, for a term expiring in 2004. Mr. Day has been Chairman of the Board and Chief Executive Officer of Trust Company of the West (investments) since prior to 1996 and Chairman and President of W.M. Keck Foundation (philanthropic organization) since 1996. Mr. Day is also a director of Freeport-McMoran Inc.

     Michael D. Dingman, 69, for a term expiring in 2004. Mr. Dingman was Chairman of the Board of Fisher from prior to 1996 until 1998. He has been President of Shipston Group Ltd. (international investments) since prior to 1996. Mr. Dingman is also a director of Ford Motor Company.

     Kent R. Weldon, 33, for a term expiring in 2004. Mr. Weldon has worked at Thomas H. Lee Partners, L.P. and its predecessor Thomas H. Lee Company ("THL Partners"), since prior to 1996 and currently serves as a Managing Director. Mr. Weldon is a Vice President of Trust III, the General Partner of Advisors III, which is the General Partner of Equity Fund III. Mr. Weldon also serves as a director of Fairpoint Communications, Inc. and Syratech Corporation.

INCUMBENT DIRECTORS

     Mitchell J. Blutt, M.D., 44, term expires in 2002. Dr. Blutt has been an Executive Partner of Chase Capital Partners since prior to 1996, and as a result of recently completed internal reorganization and name changes, is a limited partner of JPMP Master Fund Manager (formerly Chase Capital Partners) (the "Manager"), the sole general partner of JP Morgan Partners (BHCA) L.P. (formerly Chase Equity Associates, L.P.). Dr. Blutt is an Executive partner of J.P. Morgan Partners, L.L.C. and Executive Vice President of JPMP Capital Corp., an affiliate of the general partner of the Manager, respectively. Dr. Blutt has been an Adjunct Assistant Professor of Medicine at the New York Hospital/Cornell Medical Center since prior to 1996, and is a Board Certified Internist. Dr. Blutt also serves as a director of Hanger Orthopedic Group and La Petite Academy Inc.

     David V. Harkins, 60, term expires in 2002. Mr. Harkins has been employed by THL Partners since prior to 1996 and currently serves as a Senior Managing Director. Mr. Harkins is also the President and Trustee of Trust III, the general partner of the Advisors III, which is the general partner of the Equity Fund III; Principal Managing Director of TH Lee, Putnam Capital Advisors, LLC and Thomas H. Lee Advisors, LLC; and Thomas H. Lee Advisors, LLC, President of THL Fund IV Bridge Corp. and THL Investment Management Corp; Vice President of THL Equity Holdings III, Inc. Mr. Harkins has also served as Chairman of National Dentex Corporation since prior to 1996. Mr. Harkins is a director of Conseco Inc., Cott Corporation, Stanley Furniture Company, Inc., Syratech Corporation, Tucker Anthony Sutro and Metris Companies.

     Paul M. Meister, 48, term expires in 2002. Mr. Meister has been Vice Chairman and Executive Vice President of the Board since prior to 1998; and served as Vice Chairman, Executive Vice President and Chief Financial Officer of Fisher from March 1998 to February 2001; and was Senior Vice President and Chief Financial Officer of Fisher from prior to 1996 to March 1998. Mr. Meister is the Vice Chairman of the Board of The General Chemical Group Inc. ("General Chemical") (producer of soda ash and calcium chloride) and GenTek, Inc. ("GenTek") (manufacturer of telecommunications, automotive and performance products). Mr. Meister is also a member of the Board of Directors of M & F Worldwide Corp. and Minerals Technologies Inc.

     Anthony J. DiNovi, 38, term expires in 2003. Mr. DiNovi has been employed by THL Partners since prior to 1996 and currently serves as a Managing Director. Mr. DiNovi is also Vice President and Trustee of Trust III, the general partner of the Advisors III, which is the general partner of the Equity Fund III and Vice President of Thomas H. Lee Advisors I and T.H. Lee Mezzanine II, affiliates of ML-Lee Acquisition Fund, L.P., and ML-Lee Acquisition Fund II (Retirement Accounts) L.P., respectively. Mr. DiNovi also serves as a director of Eye Care Centers of America, Inc., Fairpoint Communications, Inc., US LEC Corp. and Vertis, Inc.

     Paul M. Montrone, 59, term expires in 2003. Mr. Montrone has been Chairman of the Board of Fisher since March 1998, Chief Executive Officer of Fisher since prior to 1996, and served as President from prior to 1996 to 1998. Since August 1996, he has been Chairman of the Board of General Chemical. Mr. Montrone is also Chairman of the Board of GenTek and is a director of Waste Management, Inc.

     Scott M. Sperling, 43, term expires in 2003. Mr. Sperling has been employed by THL Partners since prior to 1996 and currently serves as a Managing Director. Mr. Sperling is also President of TH Lee Putnam Capital Advisors, LLC and TH Lee Putnam Capital LP, Vice President and Trustee of Trust III, the general partner of Advisors III, which is the general partner of Equity Fund III. Mr. Sperling is also a director of CTC Communications, GenTek, Vertis, Inc. and Wyndham International.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Section 16 reporting persons"), to file with the SEC and The New York Stock Exchange ("NYSE") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, during the fiscal year ended December 31, 2000, the
Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board met 6 times during 2000. Each of the members of the Board attended at least 75% of the meetings of the Board and of the Board committees on which he served. The Board has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee. During 2000, the Audit Committee met twice, the Compensation Committee met twice, the Executive Committee did not meet and the Nominating Committee met once.

     Audit Committee. The Audit Committee of the Board consists of Messrs. Day, Harkins and Weldon, with Mr. Day serving as Chairman. Each member of the Audit Committee is "independent" within the meaning of the NYSE rules, and, as a result, has no relationship with Fisher that may interfere with the exercise of his independence from Fisher and Fisher's management.

     On March 7, 2000, the Board adopted a new charter for the Audit Committee (the "Charter"). The Charter contains the Committee's mandate, membership requirements, and duties and obligations. The Committee reviewed the Charter in March 2001 to determine its adequacy and will review the charter annually and, if appropriate, recommend revisions to the Board. Under the Charter, the Audit Committee is responsible for, among other tasks, recommending the firm to be appointed as independent auditors to audit the Company's financial statements and to perform services related to the audit; reviewing with management and the independent auditors the Company's year-end operating results; considering the adequacy of the internal accounting and control procedures of Fisher; reviewing the non-audit services to be performed accountants, if any; and considering the effect of such performance on the auditors' independence.

     Compensation Committee. The Compensation Committee of the Board consists of Messrs. Day, Dingman and Sperling, with Mr. Dingman serving as Chairman. It is responsible for the review and recommendation of compensation arrangements for directors and officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans of Fisher and its subsidiaries.

     Executive Committee. The Executive Committee of the Board consists of Messrs. Montrone, DiNovi, Meister and Sperling, with Mr. Montrone serving as Chairman. It has been delegated the powers of the full Board to the extent permitted under Delaware Law.

     Nominating Committee. The Nominating Committee of the Board consists of all members of the Board, with Mr. Meister serving as Chairman. It is responsible for the nomination of persons for election to the Board in accordance with the Investors' Agreement. As a result of the provisions of the Investors' Agreement regarding the nomination of directors, the Nominating Committee does not intend to consider nominees recommended by stockholders that are not parties to the Investors' Agreement.

     The By-Laws of the Company prescribe an advance notice procedure with regard to the nomination, other than by or at the direction of the Board or a committee thereof, of candidates for election as directors (the "Nomination Procedure"). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination to the Secretary of Fisher. The requirements as to the form and timing of that notice are specified in the By-Laws. The Company's By-Laws provide that any stockholder of record wishing to nominate candidates for election as directors must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office, not less than 30 days nor more than 60 days prior to the meeting. In the event, however, that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If the inspectors of election determine that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Stockholder recommendations may be sent to the Nominating Committee, c/o Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.

     In 2000, no interlocking relationships existed between the Company's Board of Directors and the board of directors or compensation committee of any other company.

                         REPORT OF THE AUDIT COMMITTEE

     During the past year, the Audit Committee has, among other activities, (i) reviewed and discussed with management the Company's audited annual financial statements for the fiscal year ended December 31, 2000 and interim quarterly results, (ii) discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board on Auditing Standards No. 61 ("Communications with Audit Committees"), and (iii) considered the independence of Deloitte & Touche LLP, by having discussions with representatives of Deloitte & Touche LLP and receiving a letter from them including disclosures with those required by the Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"). On the basis of the above, the Audit Committee has recommended to the Board that the Company's audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          The Audit Committee
                                          of the Board of Directors

                                          Robert A. Day, Chairman
                                          David V. Harkins
                                          Kent R. Weldon

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     The non-employee directors of Fisher other than Messrs. DiNovi, Harkins, Sperling and Weldon (the "THL Directors") and Dr. Blutt are entitled to receive cash compensation and compensation pursuant to the plans described below.

     Cash Compensation. Eligible directors receive compensation of $40,000 annually, with no additional fees for attendance at Board or committee meetings. All directors are reimbursed for expenses incurred in attending Board and committee meetings. Pursuant to the Deferred Compensation Plan for Non-Employee Directors of Fisher Scientific International Inc., eligible directors may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director's compensation for such calendar year credited to a deferred compensation account. Amounts credited to the director's account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Board or of a later calendar year specified by the director.

     Retirement Plan for Non-Employee Directors. Pursuant to the Retirement Plan for Non-Employee Directors of Fisher Scientific International Inc., an eligible director, who retires from the Board with at least five years of service as a non-employee director, is eligible to receive an annual retirement benefit for the remainder of the director's lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director's fee in effect at the date of the director's retirement. For directors with more than five years of service, the annual benefit is increased by 10% of the director's fee in effect at the date of the director's retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director, or for directors who retire at age 70 regardless of the length of service.

COMPENSATION OF EXECUTIVE OFFICERS

                         I. SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid to the Chief Executive Officer and each of Fisher's four other most highly compensated executive officers (the "Named Executives") for services in all capacities to Fisher and its subsidiaries during or with respect to 1998, 1999 and 2000.

                                                                      LONG TERM
                                                                     COMPENSATION
                                                     ANNUAL          ------------
                                                COMPENSATION(1)       SECURITIES
                                               ------------------     UNDERLYING      ALL OTHER
                                               SALARY      BONUS       OPTIONS       COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR      ($)        ($)          (#)            ($)(2)
     ---------------------------       ----    -------    -------    ------------    ------------
Paul M. Montrone.....................  2000    740,000    555,000             0        229,584
  Chairman of the Board and            1999    640,000    640,000             0        240,362
  Chief Executive Officer              1998    590,000    590,000     1,906,959        568,036

Paul M. Meister......................  2000    540,000    405,000             0         92,318
  Vice Chairman of the Board and       1999    460,000    460,000             0         74,712
  Executive Vice President             1998    410,000    410,000     1,195,634         75,640

David T. Della Penta (3).............  2000    530,000    395,000             0         38,646
  President and Chief Operating
     Officer                           1999    450,000    450,000             0         22,212
                                       1998    316,442    316,000       650,000        313,378

Todd M. DuChene......................  2000    275,000    155,000             0         17,600
  Vice President, General Counsel      1999    225,000    335,000             0         11,760
  and Secretary                        1998    212,500    150,000       121,600          4,713

Kevin P. Clark.......................  2000    250,000    170,000             0         15,960
  Vice President, Chief Financial
     Officer                           1999    220,000    280,000(4)          0         10,567
                                       1998    195,417    140,000       100,594          4,908

---------------

(1) Includes amounts deferred by each Named Executive under Fisher's Savings and Profit Sharing Plan and Executive Retirement and Savings Program.

(2) Amounts listed in this column reflect Fisher's matching contributions to Fisher's Savings and Profit Sharing Plan, the Executive Retirement and Savings Program and the value of supplemental life insurance programs. For year 2000 amounts attributable to such supplemental life insurance programs are as follows: Mr. Montrone $182,304; Mr. Meister $58,398; and Mr. Della Penta $6,790; For year 2000 amounts attributable to Fisher's matching contributions under the Fisher Savings and Profit Sharing Plan and Executive Retirement and Savings Program are as follows: Mr. Montrone $47,280; Mr. Meister $33,920; Mr. Della Penta $31,856; Mr. DuChene $17,600; and Mr. Clark $15,960.

(3) Mr. Della Penta joined the Company in April 1998.

(4) Includes a one-time retention bonus of $100,000 paid Mr. Clark in 1999.

                     II.  OPTION GRANTS IN LAST FISCAL YEAR

     There were no stock options granted by the Company to the Named Executives during 2000.

             III.  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for each Named Executive with regard to shares acquired on the exercise of options, the aggregate stock options held on December 31, 2000, and the value of in-the-money stock options held as of December 31, 2000.

                                                          NUMBER OF
                                                         SECURITIES              VALUE OF
                                                         UNDERLYING             UNEXERCISED
                                                         UNEXERCISED           IN-THE-MONEY
                                                         OPTIONS AT             OPTIONS AT
                                                      DECEMBER 31, 2000      DECEMBER 31, 2000
                                                        EXERCISABLE/           EXERCISABLE/
                                                        UNEXERCISABLE        UNEXERCISABLE(1)
                                                             (#)                    ($)
                                                      -----------------    ---------------------
Paul M. Montrone....................................  899,084/1,007,875    24,612,425/19,709,751
Paul M. Meister.....................................    541,535/395,767     14,824,521/9,627,872
David T. Della Penta................................    130,000/520,000     3,558,750/11,098,750
Todd M. DuChene.....................................      24,640/96,960        674,520/2,075,280
Kevin P. Clark......................................      22,237/78,357        608,738/1,710,773

---------------

(1) Excess of the value of the underlying securities at December 31, 2000 of $36.875 over the exercise price.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES

     Fisher has entered into an Amended and Restated Employment Agreement dated January 21, 1998 with Mr. Montrone (the "Montrone Employment Agreement") and an Amended and Restated Employment Agreement dated January 21, 1998 with Mr. Meister (the "Meister Employment Agreement"). The Montrone Employment Agreement and the Meister Employment Agreement provide for a five-year evergreen term, an annual base salary at least equal to the basic salary in effect at the Effective Time, and bonus compensation of at least $475,000 and $315,000, respectively. Under the terms of the Montrone Employment Agreement, if Fisher terminates Mr. Montrone's employment (other than for cause or disability) or if Mr. Montrone terminates his employment for "Good Reason", Mr. Montrone is entitled to receive all of the following benefits: (i) accrued but unpaid salary up to the date of termination of employment; (ii) pro rata required bonus; (ii) any previously deferred compensation; (iv) an amount equal to five (5) times the sum of annual base salary and the required bonus; (v) cash payment equal to five (5) years of additional benefit accrued under the Company's qualified and non-qualified pension plans; (vi) five (5) years of continued fringe and welfare benefits (including payment for split-dollar agreement); (vii) credit for additional five
(5) years of service for eligibility (but not the commencement) of retiree medical benefits; and (viii) expenses related to any outplacement service (not to exceed $50,000). If Mr. Montrone terminates his employment with Fisher without "Good Reason," he will be entitled to all of the above payments and benefits -- however, a multiple of three (3) will be substituted for the multiple of five (5) with respect to clauses (iv), (v) and (vi) above. Under the terms of the Meister Employment Agreement, if Mr. Meister's employment is terminated by Fisher (other than for cause or disability) or if Mr. Meister terminates his employment with Fisher for "Good Reason", Mr. Meister will entitled to all of the above mentioned benefits in clauses (i) through
(viii) -- however, a multiple of three will be used for calculation of any severance benefits under clauses (iv), (v) and (vi) above. The Montrone and the Meister Employment Agreements provide for a "gross-up" payment for any excise tax and subject Mr. Montrone and Mr. Meister to a non-compete for a period of 36 months following termination of employment. Under the terms of the Montrone Employment Agreement and the Meister Employment Agreement, each of Messrs. Montrone and Meister may "put" all but not less than all of the Executive Performance Options back to the Company in exchange for $5 million. If the put is exercised, the Company will be obligated to pay the purchase price on the date which is one year and two business days following exercise or the date the executive is no longer a "covered employee" for purposes of Section 162(m) of the Internal Revenue Code. Interest on the amount owed to the executive shall accrue at the prime rate from the date of exercise until paid concurrently with the $5 million payment.

Mr. Meister exercised his "put" option during 1999. Fisher has entered into an Employment Agreement dated March 31, 1998 with Mr. Della Penta, which provides for a three-year evergreen term, annual base salary of $450,000 and bonus target of 100% of base salary. Under the terms of the Della Penta Employment Agreement, if Fisher terminates Mr. Della Penta's employment (other than for cause, death or disability) or if Mr. Della Penta terminates his employment with Fisher for "Good Reason," Mr. Della Penta will be entitled to (a) base salary (less any interim earnings) for the two (2) year period beginning on the date of such termination of employment; (b) medical coverage for the two (2) year period following such termination of employment; and (c) expense reimbursement of up to $50,000 for outplacement services. The Company has also entered into a severance arrangement with each of Messrs. DuChene and Clark which provides that in the event that his employment is terminated in certain circumstances, he is entitled to receive payment equal to the sum of two times salary.

RETIREMENT PROGRAM

     Fisher maintains two retirement benefit programs: a tax qualified defined benefit plan available generally to all employees (the "Pension Plan") and the Executive Retirement and Savings Program, a non-qualified supplemental benefit plan (the "Supplemental Plan") pursuant to which retirement benefits are provided to certain executive officers and other eligible key management employees who are designated by the Compensation Committee.

     The following table shows the total estimated annual benefits payable under the Supplemental Plan in the form of a straight life annuity to hypothetical participants upon retirement at normal retirement age, with respect to the compensation and years-of-service categories indicated in the table.

                                                          PENSION PLAN TABLE
       ANNUALIZED          --------------------------------------------------------------------------------
         AVERAGE            10 YEARS      15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
        EARNINGS           OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE
       ----------          ----------    ----------    ----------    ----------    ----------    ----------
$ 100,000................   $ 15,000      $ 22,500      $ 30,000      $ 37,500      $ 45,000      $ 52,500
   200,000...............     30,000        45,000        60,000        75,000        90,000       105,000
   400,000...............     60,000        90,000       120,000       150,000       180,000       210,000
   600,000...............     90,000       135,000       180,000       225,000       270,000       315,000
   800,000...............    120,000       180,000       240,000       300,000       360,000       420,000
 1,000,000...............    150,000       225,000       300,000       375,000       450,000       525,000
 1,200,000...............    180,000       270,000       360,000       450,000       540,000       630,000
 1,400,000...............    210,000       315,000       420,000       525,000       630,000       735,000

     The years of service recognized under the Supplemental Plan generally include all service with Fisher and its predecessors. The credited years of service as of December 31, 2000 under the Supplemental Plan for each of the Named Executives, are as follows: Mr. Montrone, 33 years; Mr. Meister, 20 years; Mr. Della Penta, 3 years; Mr. DuChene, 4 years and Mr. Clark 5 years. Compensation recognized under the Retirement Program generally includes a participant's base salary and annual bonus compensation (including any amounts deferred). Retirement benefits are calculated based upon the average of a participant's recognized compensation for any five years out of the final ten consecutive years of credited service that produce the highest average and are not subject to offset or reduction for social security benefits. Under this formula, the average recognized compensation under the Supplemental Plan for each of the Named Executives as of December 31, 2000 was: Mr. Montrone $1,244,000, Mr. Meister $773,000, Mr. Della Penta $864,059, Mr. DuChene $361,467
and Mr. Clark $336,050.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's compensation program is administered by the Compensation Committee of the Board (the "Committee") which has responsibility for reviewing all aspects of compensation paid by the Company to its executive officers. The Committee's primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, incentivize these executives to achieve Fisher's business objectives, and strengthen the link between management and shareholder interests. To achieve these objectives, the Committee expects to retain those compensation plans that tie a substantial portion of an executive's overall compensation to Fisher's performance.

     The principal elements of Fisher's executive compensation program consist of base salaries and incentive variable compensation in the form of annual bonus, stock options and other long-term compensation awards. The policies of the Compensation Committee with respect to the base salary and incentive compensation awarded to the Company's senior executives, including Mr. Montrone, Fisher's Chairman of the Board and Chief Executive Officer, are discussed below.

     Base Salaries. Base salaries for Company executive officers are determined by the Committee and are subject to periodic review and evaluation based on individual and Company performance, level of responsibility, and competitive, inflationary and internal equity considerations. The Company has entered into an Amended and Restated Employment Agreement with Mr. Montrone (the "Montrone Employment Agreement") which provides for an annual base salary at least equal to the base salary currently in effect. Mr. Montrone's last salary increase was in 2000.

     Annual Incentive Compensation. Pursuant to a component of the Fisher Scientific International Inc. Incentive Compensation Plan (the "ICP") approved by Fisher stockholders in 1994, annual cash incentive awards are payable to the extent that annual Company and individual business performance objectives specified by the Committee are attained. Company and individual performance objectives may be based on a variety of factors, including stock price appreciation; sales, net income and cash flow; and the level of individual contribution to the success of the Company as well as compensation opportunities under other Fisher incentive plans. Based on the performance of the Company in 2000, Mr. Montrone was awarded a bonus of $550,000.

     Compliance with Section 162(m). The Committee believes that, unless circumstances warrant an exception, Fisher should only pay compensation to its executive officers in excess of $1 million if such excess amount is performance-based compensation exempt from the limit on deductibility under
Section 162(m) of the Internal Revenue Code of 1986, as amended. To this end, Fisher stockholders approved at the 1998 Annual Meeting the 1998 Plan, in order that any grants made to executive officers thereunder would be exempt from the limitations contained in Section 162(m).

                                          The Compensation Committee
                                          of the Board of Directors

                                          Michael D. Dingman, Chairman
                                          Robert A. Day
                                          Scott M. Sperling

                             PERFORMANCE COMPARISON

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1995 in each of (i) Fisher Voting Common Stock, (ii) the Media General Composite Market Value Index (the "Composite Market Index") and (iii) the Media General Scientific/Technical Instrument Industry Index (the "Scientific/Tech Instruments Index"):

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG FISHER COMMON STOCK, COMPOSITE MARKET INDEX
                     AND SCIENTIFIC/TECH INSTRUMENTS INDEX
                                    [GRAPH]

                                                    FISHER SCIENTIFIC            SCIENTIFIC/TECH            COMPOSITE MARKET
                                                      INTERNATIONAL                INSTRUMENTS                    INDEX
                                                    -----------------            ---------------            ----------------
12/31/95                                                    100                         100                         100
12/31/96                                                  141.1                      116.75                      120.77
12/31/97                                                 143.55                      144.51                      156.82
12/31/98                                                 299.68                       145.3                       191.7
12/31/99                                                    543                      234.76                      233.86
12/31/00                                                 554.27                      262.74                      211.11

                                                              FISCAL YEAR ENDING
                                   -------------------------------------------------------------------------
      COMPANY/INDEX/MARKET         12/31/1995   12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/31/00
      --------------------         ----------   ----------   ----------   ----------   ----------   --------
Fisher Scientific
  International..................    100.00       141.10       143.55       299.68       543.00      554.27
Scientific/Tech Instruments
  Index..........................    100.00       116.75       144.51       145.30       234.76      262.74
Composite Market Index...........    100.00       120.77       156.82       191.70       233.86      211.11

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Management Agreements (the "Management Agreements"), dated as of January 21, 1998 by and between the Company and each of Thomas H. Lee Partners L.P., (formerly Thomas H Lee Company) ("THL") and Equity Fund III provide for the provision by each of THL and Equity Fund III of financial and strategic corporate planning and other management services as may be mutually agreed in exchange for an annual payments of $300,000 and $700,000, respectively. The Management Agreements have a seven-year term ending 2005, each renewing annually thereafter until terminated by either party thereto on not less than ninety days' notice.

     The Investors' Agreement, in addition to providing for the size of the Board and the nomination and election of directors to serve thereon, contains restrictions on transfer of shares held by the parties to the agreement. The Investors' Agreement also provides to the THL Entities and the Management Investors certain preemptive rights and limits the ability of the DLJ Entities, JMP BHCA, the ML Entities and the Management Investors to purchase Common Stock other than in accordance with the preemptive rights provisions of the agreement.

     The Investors' Agreement provides certain registration rights to the THL Entities which permit the THL Entities to require the Company to register for sale under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock held by the THL Entities. The THL Entities may not require more than six such registrations. Following two demand registrations by the THL Entities, the DLJ Entities, the MC Entities and JMP BHCA may require the Company to register for sale under the Securities Act Common Stock held by them. Following the sale by the THL Entities of more than 20% of Common Stock directly or indirectly held by them, Messrs. Montrone and Meister may require the Company to register for sale under the Securities Act Common Stock held by them. The Investors' Agreement provides "piggyback" registration rights to the remaining parties to the agreement. Under the terms of the Investors' Agreement, the Company may not grant registration rights to third parties, which conflict with or reduce the registration rights provided to the parties to the Investors' Agreement.

     The Company, certain of the Company's subsidiaries, The Chase Manhattan Bank, Merrill Lynch Capital Corporation and DLJ Capital Funding, Inc. are parties to a credit agreement dated January 21, 1998, as amended (the "Credit Agreement") providing for $294.2 million in term loans and a $175 million revolving credit facility. The Chase Manhattan Bank acts as Administrative Agent for the syndicate of lenders providing the facility, Chase Manhattan Bank of Canada acts as Canadian Administrative Agent, Chase Manhattan International Limited acts as U.K. Administrative Agent and Merrill Lynch Capital Corporation and DLJ Capital Funding, Inc. act as Syndicate Agent and Documentation Agent, respectively. The proceeds of the term loans, the proceeds of the $400 million 9% Senior Subordinated Notes due 2008 and proceeds under the Company's $150 million receivables securitization facility were used to fund the recapitalization in connection with the Merger. The Chase Manhattan Bank also acts as Funding Agent under the Company's $170 million receivables securitization facility.

     Borrowings made under the revolving credit facility bear interest at a rate equal to, at Fisher's option, LIBOR plus 150 basis points, or the Prime Rate plus 50 basis points. The "Prime Rate" is a fluctuating interest rate equal to the higher of (i) the rate of interest announced publicly by a reference bank as its prime rate and (ii) a rate equal to 1/2% of 1% per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers.

     Tranche A of the term loan facility bears interest at a rate equal to, at Fisher's option, LIBOR plus 150 basis points or the Prime Rate plus 50 basis points; Tranche B of the term loan facility bears interest at a rate equal to, at Fisher's option, LIBOR plus 225 basis points or the Prime Rate plus 125 basis points; and Tranche C of the term loan facility bears interest at a rate equal to, at Fisher's option, LIBOR plus 250 basis points or the Prime Rate plus 150 basis points.

     The LIBOR and Prime Rate margins will be subject to reductions and increases, based on various tests of the Company's financial performance. Prime Rate interest will be payable monthly in arrears. LIBOR interest will be payable in arrears at the earlier of (i) the end of the applicable interest period and
(ii) quarterly. LIBOR borrowings are available in 1-, 2-, 3- or 6-month interest periods. The revolving credit term loan facility expires six (6) years from the Effective Time. The Tranche A, B and C facilities amortize semi-annually beginning on June 30, 1999 and mature 6, 7 and 7.75 years, respectively, after the Effective Date.

     The obligations of Fisher and the subsidiary borrowers under the Credit Agreement are secured by substantially all assets of the Company and its material domestic subsidiaries, a pledge of the stock of all domestic subsidiaries, and a pledge of 65% of the stock of material foreign subsidiaries, which are direct subsidiaries of the Company or one of its material domestic subsidiaries. Obligations of each foreign subsidiary borrower are secured by a pledge of 100% of the shares of such borrower. Fisher and each material domestic subsidiary of Fisher further guarantee the obligations of Fisher and the subsidiary borrowers.

     The Credit Agreement contains covenants of the Company and the subsidiary borrowers, including, without limitation, restrictions on (i) indebtedness, (ii) the sale of assets, (iii) mergers, acquisitions and other business combinations,
(iv) minority investments, and (v) the payment of cash dividends to shareholders. The Credit Agreement also contains various financial covenants, including requirements to maintain certain levels of interest coverage, ratios of debt to earnings before interest, taxes, depreciation and amortization, and minimum EBITDA requirements and limitations on capital expenditures. The Company is in compliance with all covenants at December 31, 2000. Pursuant to the terms of the Credit Agreement, and subject to applicable grace periods, in certain circumstances, the Company would be in default upon the nonpayment of principal or interest when due under such agreement or, upon the nonfulfillment of the covenants described above, certain changes in control of the ownership of the Company or various other defaults described therein. If such a default occurs, the lenders under the Credit Agreement would be entitled to take all actions permitted to be taken by a secured creditor under the Uniform Commercial Code and to accelerate the amounts due under the Credit Agreement and may require all such amounts to be immediately paid in full. Loans under the term loan facility are required to be prepaid with 50% of excess cash flow (as defined in the Credit Agreement and subject to certain limits as specified therein) and up to 50% of net-cash proceeds of certain equity issuances of the Company, and 100% of net-cash proceeds of certain asset sales, certain insurance and condemnation proceeds and certain debt issuances of the Company.

     The receivables securitization facility relates to the sale, on a revolving basis, of certain of the accounts receivable of Fisher Scientific Company, L.L.C., a Delaware limited liability corporation ("FSC"), to a bankruptcy remote subsidiary of FSC that entered into an agreement to transfer, on a revolving basis, an undivided percentage ownership interest in a designated pool of accounts receivable up to a maximum amount based on a defined calculated percentage of the outstanding accounts receivable balance. As of December 31, 2000, the Company had sold $ million under the receivables securitization facility. The facility matures January 21, 2003, and the effective interest rate is approximately LIBOR plus 50 basis points.

     On January 21, and November 20, 1998, the Company issued $400 million and $200 million, respectively, of 9% Senior Subordinated Notes ("9% Notes"). The 9% Notes issued in January were issued at par while the 9% Notes issued in November were issued net of a $7 million discount. The 9% Notes will mature on February 1, 2008 with interest payable semiannually in arrears on February 1 and August 1 of each year commencing August 1, 1998. The 9% Notes are unsecured senior subordinated obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness and rank pari passu in light of payment with all other existing and future senior subordinated indebtedness of the Company. The 9% Notes are redeemable at the option of the Company at any time after February 1, 2003 at an initial redemption price of 104.5%, declining ratably to par on or after February 1, 2006. Upon a Change of Control Triggering Event (as defined in the Indentures under which the 9% Notes are issued), the Company will be required to make an offer to purchase all outstanding 9% Notes at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.

     The Indentures under which the 9% Notes are issued contain covenants that restrict, among other things, (i) the ability of the Company and its subsidiaries to incur additional indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) merge or consolidate with any other person, (iv) make minority investments, and (v) other various covenants that are customary for transactions of this type.

     The Company currently leases space at its corporate headquarters to Latona Associates Inc., a management advisory firm owned by Mr. Montrone. Under the terms of the lease, the Company leases to Latona an aggregate 15,000 square feet of space for $250,000 per year.

                            APPROVAL AND ADOPTION OF
                     FISHER 2001 EQUITY AND INCENTIVE PLAN

     The board has approved and adopted, subject to stockholder approval, the Fisher Scientific International Inc. 2001 Equity and Incentive Plan (the "Plan"). A copy of the Plan is attached to this proxy statement as Annex I.

     The plan is intended to afford an incentive to key employees and consultants of the Company or any subsidiary or affiliate that now exists or hereafter is organized or acquired, to continue as key employees or consultants, as the case may be, to increase their efforts on behalf of Fisher and to promote the success of Fisher's business.

     The plan is intended to provide performance-based compensation so as to be eligible for compliance with Section 162(m) of the Internal Revenue Code which, generally, limits the deduction by an employer for compensation of certain covered employees. Under Section 162(m) of the Internal Revenue Code, certain compensation, including compensation based on the attainment of performance goals, may be disregarded for purposes of this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment. Accordingly, if the plan is approved by the stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to covered employees pursuant to the plan will be deductible under Section 162(m) of the Internal Revenue Code.

GENERAL

     The plan provides for the granting of awards to such employees and consultants of Fisher as the committee (the "Committee") established by the Board to administer the plan may select from time to time. The plan provides for
an aggregate of not more than                shares of Common Stock to be
reserved for issuance under the plan, subject to adjustment as described below. Such shares may be authorized but unissued shares of Common Stock or authorized and issued Common Stock held in Fisher's treasury. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will
be available for other awards under the plan. No more than                shares
of Common Stock may be awarded in respect of options to any individual under the
plan. No more than                shares of Common Stock may be awarded in
respect of restricted stock, restricted stock units or other stock-based awards to any individual under the plan. In the event that the committee determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the Common Stock such that an adjustment would be appropriate in order to prevent dilution or enlargement of the rights of participants under the plan, then the committee may make such equitable changes or adjustments as it deems necessary to the number and kind of shares of Common Stock or other property (including cash) which may thereafter be issued in connection with awards, the limit on individual awards, the number and kind of shares of Common Stock subject to each outstanding award, the performance goals related to an award and the exercise price, grant price or purchase price of each award.

     Awards under the plan may be made in the form of:

        - options intended to be and designated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options");

        - options designated as non-qualified stock options ("Non-Qualified Stock Options") (Incentive and Non-Qualified Stock Options are collectively referred to as "Options"); and

        - other stock-based awards including but not limited to restricted stock units or dividend payments ("Other Awards"). Awards may be granted to such employees and consultants of Fisher and its subsidiaries as the Committee may select in its discretion.

     The plan is expected to be administered by the Committee. The composition of the Committee will, at all times, satisfy the provisions of Section 162(m) of the Internal Revenue Code. The Committee will be authorized, among other things, to construe, interpret and implement the provisions of the plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the plan.

AWARDS UNDER THE PLAN

     Stock Options. Options awarded pursuant to the plan will become exercisable at such times and upon such conditions as the Committee may determine. The Committee will determine each option's expiration date; provided, however, that no incentive stock option may be exercised more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Committee; provided, however, that the option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. The option exercise price will be payable by any one of the following methods or a combination thereof:
(a) cash; (b) by surrender of shares of Common Stock held at least six months by the participant and having a fair market value on the date of the exercise equal to the option exercise price; (c) by having shares of Common Stock with a fair market value on the date of exercise equal to the aggregate exercise price withheld by Fisher or sold by a broker-dealer; or (d) by such other method as the Committee may determine.

     Other Awards. The Committee may grant other stock-based awards to grantees . Such awards may include awards in the form of restricted stock, restricted stock units and/or dividend equivalents granted with value and payment contingent upon the attainment of performance goals including the attainment by Fisher (and/or its subsidiaries or divisions if applicable) of targets based upon any one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Common Stock price appreciation and (viii) implementation or completion of critical projects or processes. Other awards valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other awards under the plan. Subject to the provisions of the plan, the committee is expected to have the sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of common stock to be granted pursuant to such other awards and all other conditions (including performance goals, if any) of such other awards.

OTHER FEATURES OF THE PLAN

     In the event of a change in control, all outstanding awards will become fully vested and/or immediately exercisable, unless otherwise determined by the Committee at the time of the grant and evidenced in an award agreement.

     The Board may suspend, revise, terminate or amend the plan at any time; provided, however, that shareholder approval will be required for any amendment or action which materially broadens eligibility, or provides for a material increase in benefits to the grantees and that no such action may, without the consent of a participant, adversely affect the participant's rights under any outstanding award. It is expected that the number of participants in the plan will vary over the term of the plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of certain U.S. federal income tax consequences under current federal income tax laws relating to awards under the plan to be approved. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of a Non-Qualified Stock Option. Fisher will not be entitled to a tax deduction with respect to the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the excess of the fair market value of the Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. Fisher will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to the exercise of a Non-Qualified Stock Option will equal the sum of such compensation income and the exercise price. The optionee's holding period in the Common Stock received upon the exercise of a Non-Qualified Stock Option immediately after such Common Stock is acquired.

     In the event of a sale, exchange or other distribution of Common Stock received upon the exercise of a Non-Qualified Stock Option, any appreciation or depreciation after the exercise date generally will constitute as capital gain or loss.

     Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an Incentive Stock Option and Fisher will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an Incentive Stock Option may, however, give rise to taxable compensation income, and a tax deduction to Fisher, if the Incentive Stock Option is not exercised on a timely basis (generally, while the optionee is employed by Fisher or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below.

     A sale or exchange by an optionee of shares acquired upon the exercise of an Incentive Stock Option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the Incentive Stock Options will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of the grant of the Incentive Stock Option or within one year from the date of transfer of the Incentive Stock Option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Stock Option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares will be ordinary income to the optionee and Fisher will generally be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will constitute as capital gain or loss and will not result in any deduction by the Company.

     The amount by which the fair market value of the stock on the exercise date of any Incentive Stock Option exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

     Transferred Options: Estate and Gift Taxes. If Incentive Stock Options or Nonqualified Stock Options are held until death, federal and, if applicable, state estate and inheritance taxes would be imposed on the fair market value of the options at the time of death. If, however, the holder makes a lifetime gift of Nonqualified Stock Options to permitted family members, trusts for their benefit, or other entities, federal and, if applicable, state gift taxes would be imposed on the fair market value of the Nonqualified Stock Options at the time of the completed gift (generally, the time at which all service conditions to exercisability have been satisfied).

     The holder (or if the holder is deceased, the holder's estate), rather than the donee, will recognize ordinary income for federal income tax purposes upon the exercise of the transferred option (just as if there had been no transfer). (See "Certain Federal Income Tax Consequences--Non-Qualified Stock Options").

     Other Types of Awards. Other types of awards under the plan generally would result in taxable ordinary income to the grantee, the amount and timing of which would depend upon the terms and conditions of the particular award. Fisher would generally be entitled to a corresponding tax deduction.

     Tax Consequences of Change in Control. The accelerated vesting of awards under the plan in connection with a Change in Control could cause award holders to be subject to the federal excise tax on "excess parachute payments" and cause a corresponding loss of deduction on the part of the Company. In addition, options that otherwise qualified as Incentive Stock Options could be treated as Non-Qualified Options as a result of such accelerated vesting.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE FISHER 2001 EQUITY AND INCENTIVE PLAN.

         APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
          INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                  COMMON STOCK FROM 100 MILLION TO 500 MILLION

     This section summarizes the material terms of the capital stock of Fisher under its Restated Certificate of Incorporation, as amended, By-Laws and relevant provisions of the Delaware General Corporation Law, which we refer to as "Delaware law." The terms of the Fisher Restated Certificate of Incorporation, as amended, and By-Laws, as well as the terms of Delaware law, are more detailed than the general information provided below. The Fisher Certificate of Amendment to Restated Certificate of Incorporation is attached as Annex II to this proxy statement.

AUTHORIZED CAPITAL STOCK

     Fisher is currently authorized by its Restated Certificate of Incorporation, as amended, to issue an aggregate of 115,000,000 shares of capital stock. These shares consist of 100,000,000 shares of common stock, par value $.01 per share, of which 4,035,290 shares are designated as Series A Non-Voting Common Stock and 9,000,000 shares are designated as Series B Non-Voting Common Stock, and 15,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 500,000 shares are designated Series A Junior Participating Preferred Stock, without par value (the "Series A Preferred Stock"). Currently, Fisher has no shares of Preferred Stock issued or outstanding. The following is a summary of certain of the rights and privileges pertaining to Fisher capital stock.

     The Company's Board of Directors has adopted, subject to stockholder approval, a Certificate of Amendment to the Company's Restated Certificate of Incorporation to increase Fisher's authorized number of shares of common stock from 100,000,000 shares to 500,000,000 shares.

     The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding Common Stock. Any future issuances of any of the newly authorized shares would have effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing the Certificate of Amendment to the Restated Certificate of Incorporation of Fisher with the Secretary of State of the State of Delaware. A copy of the proposed Certificate of Amendment to the Restated Certification of Incorporation is attached as Annex II to this proxy statement.

VOTING COMMON STOCK

     The holders of Voting Common Stock are entitled to one vote per share on all matters submitted for action to the stockholders of the Company. The Company's stockholders do not have cumulative voting rights. Accordingly, holders of a majority of Voting Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Voting Common Stock are entitled to receive ratably with other holders of Voting Common Stock and with holders of Non-Voting Stock any dividends declared by the Board of Directors. Upon a liquidation, dissolution or winding up of the Company, the holders of Voting Common Stock are entitled to receive ratably with other holders of Voting Common Stock and with holders of Non-Voting Stock the Company's net assets available after the payment of all debts and other liabilities. Holders of Voting Common Stock and Non-Voting Stock have no preemptive, redemption or conversion rights, except the conversion rights of the holders of Non-Voting Stock, described below and, that some holders have preemptive and registration rights under the Investors' Agreement. The rights, preferences and privileges of holders of Voting Common Stock are subject to the rights, preferences and privileges of holders of shares of any series of preferred stock which we may designated and issued in the future.

SERIES A NON-VOTING STOCK

     The holders of Series A Non-Voting Stock are generally not entitled to vote on any matter on which the Company's stockholders are entitled to vote. Shares of Series A Non-Voting Stock are not included in determining the number of shares voting or entitled to vote on any such matters.

     The holders of Series A Non-Voting Stock have the right to vote as a separate class on any merger or consolidation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Series A Non-Voting Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Voting Common Stock or would otherwise be treated differently from shares of Voting Common Stock in connection with such transactions. Notwithstanding the preceding sentence, shares of Series A Non-Voting Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Voting Common Stock so long as:

        (i) such non-voting securities are convertible into such voting securities on the same terms as the Series A Non-Voting Stock is convertible into Voting Common Stock; and

        (ii) all other consideration is equal on a per share basis.

     With limited exceptions as to holders who are subject to Regulation Y of the Federal Reserve System, shares of Series A Non-Voting Stock may be converted into the same number of shares of Voting Common Stock at any time at the option of the holder of the shares of Series A Non-Voting Stock.

SERIES B NON-VOTING STOCK

     The holders of Series B Non-Voting Stock are generally not entitled to vote on any matter on which the Company's stockholders are entitled to vote. Shares of Series B Non-Voting Stock are not included in determining the number of shares voting or entitled to vote on any such matters. The holders of Series B Non-Voting Stock have the right to vote as a separate class on any merger or consolidation with or into another entity or entities, any recapitalization or reorganization, or any amendment, repeal or modification of any provision of the Company's corporate charter that would adversely affect the powers, preferences or special rights of the holders of Series B Non-Voting Stock.

     Shares of Series B Non-Voting Stock may not be converted into shares of Voting Common Stock, except:

        (i) to meet the requirements of a "pooling of interests" accounting treatment;

        (ii) to transfer Series B Non-Voting Stock, in which case the transferee would receive shares of voting common stock;

        (iii) to enable the holders to maintain such holder's percentage ownership of the total outstanding Voting Common Stock; or

        (iv) upon specific major corporate events, such as a merger or a public offering.

PREFERRED STOCK

     Under the terms of the Restated Certificate of Incorporation, as amended, the Board of Directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. The Board of Directors has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption rights and liquidation preferences of each series of preferred stock.

     The Board of Directors has designated 500,000 shares of Series A Junior Preferred Stock which were available under the Company's Stockholder Rights Plan. The Stockholder Rights Plan terminated in 1998, upon consummation of the Recapitalization.

ANTI-TAKEOVER PROVISIONS

     The Restated Certificate of Incorporation, as amended, and By-Laws contain a number of provisions which may have the effect of making it more difficult for a third party to acquire, or, of discouraging a third party from acquiring the Company.

     Classified Board of Directors. The Restated Certificate of Incorporation and the By-Laws divide the Board of Directors into three classes, as nearly equal in size as possible, with staggered three year terms and provide that, (i) directors may be removed only for cause by the affirmative vote of the holders of at least 80% of the shares of capital stock of the Company entitled to vote and (ii) any vacancy on the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, may only be filled by vote of a majority of the directors then in office.

     Stockholder Action; Special Meeting of Stockholders. The Restated Certificate of Incorporation, as amended, eliminates the ability of the Company's stockholders to act by written consent. It further provides that special meetings of the Company's stockholders may be called only the Company's chief executive officer or by the Board of Directors pursuant to a majority vote of the total number of authorized directors.

     Advance Notice Requirements for Stockholder Proposals and Directors Nominations. The By-Laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and receive at the Company's principal executive offices not less than 30 days nor more than 60 days prior to the annual meeting. However, if less than 40 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. The By-Laws also specify requirements as to the form and content of a stockholders' notice. These provisions may preclude stockholders from bringing matters before an annual meeting stockholders or from making nomination for directors at an annual meeting of stockholders.

     Amendments: Supermajority Vote Requirements. The Restated Certificate of Incorporation, as amended, requires the affirmative vote of 80% of the Voting Common Stock to amend provisions of the Restated Certificate of Incorporation and By-Laws, including those provisions relating to the classified board of directors, action by written consent and the ability of stockholders to call special meetings.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for Fisher common stock is Mellon Investor Services, L.L.C.

REASON FOR AND EFFECTS OF THE PROPOSED AMENDMENT

     The Board believes it is desirable to have the additional authorized but unissued Common Stock available for possible future share dividends or splits, employee benefit programs, financing and acquisition transactions and other general corporate purposes. While there can be no assurance that any dividend, split, financing, acquisition or other transaction or program will occur or be implemented in the future, the Board wishes to have Common Stock available for such purposes if conditions warrant. If authorized by stockholders, such additional authorized but unissued Common Stock would be available for issuance without further action by the stockholders, unless such action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which the Company's securities may be listed or traded.

     The affirmative vote of holders of a majority of the outstanding Common Stock is required to adopt the proposed amendment to the Company's Restated Certificate of Incorporation. Currently, a majority of the Company's Common Stock is held by the THL Entities, and parties to the Investors' Agreement, including the THL Entities, hold more than 90% of the outstanding Common Stock. As a result, the proposed amendment will be approved even if the Company's other public stockholders vote against the proposed amendment. Proxies marked "abstain" and broker non-votes will have the same effect as voting against the proposal.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP as the Company's independent auditors for the 2001 fiscal year and hereby requests that the stockholders ratify such appointment.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were [$1,122,000.]

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were [$3,759,000.] These fees were for tax consulting, due diligence services, statutory audits and other non-audit services.

     The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditors' independence.

     THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

                SUBMISSION OF PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at the Annual Meeting, consistent with regulations adopted by the SEC and the By-laws of the Company. Proposals to be considered for inclusion in the proxy statement for the 2002 Annual Meeting of Stockholders must be received by Fisher at its principal executive offices not later than December 11, 2001. Proposals to be timely submitted for stockholder action at Fisher's 2002 Annual Meeting must be received by Fisher at its principal executive offices not less than 30 days nor more than 60 days prior to the 2002 Annual Meeting. Proposals should be directed to the attention of the Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.

                                 ANNUAL REPORT

     The Annual Report to Stockholders of the Company for the year ended December 31, 2000 and this proxy statement are being mailed together to all stockholders of the Company of record on March 28, 2001, the record date for voting at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          TODD M. DUCHENE
                                          Vice President --
                                          General Counsel and Secretary

April 9, 2001

     THE COMPANY'S 2000 ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE BY WRITTEN REQUEST FROM THE OFFICE OF THE SECRETARY, FISHER SCIENTIFIC INTERNATIONAL INC., LIBERTY LANE, HAMPTON, NH 03842.

     Additional information about the Company can be found at the Company's Internet site: http://www.fishersci.com.

                                                                         ANNEX I

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         2001 EQUITY AND INCENTIVE PLAN

     1. PURPOSE; TYPES OF AWARDS; CONSTRUCTION. The purposes of the 2001 Equity and Incentive Plan of Fisher Scientific International Inc. (the "Plan") are to afford an incentive to selected employees and independent contractors of Fisher Scientific International Inc. (the "Company") or any Subsidiary or Affiliate that now exists or hereafter is organized or acquired, to continue as employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. Pursuant to the Long-Term Incentive Program described herein, there may be granted stock options (including "incentive stock options" and "nonqualified stock options"), and other stock based awards, including but not limited to, restricted stock, restricted stock units, dividend equivalents and other long-term stock Awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code may comply with such requirements and insofar as may be applicable to such Awards, the Plan shall be interpreted in a manner consistent with such requirements.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

           (a) "Affiliate" means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

           (b) "Award" means any Option or Other Stock-Based Award granted under the Plan.

           (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

           (d) "Board" means the Board of Directors of the Company.

           (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

           (f) "Committee" means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions Section 162(m) of the Code. Each member of the Committee shall be a Non-Employee Director as defined in Rule 16b-3 under the Exchange Act.

           (g) "Company" means Fisher Scientific International Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

           (h) "Effective Date" means the date that the Plan was adopted by the Board.

           (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

           (j) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean, (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or
     (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

           (k) "Grantee" means a person who, as an employee of or independent contractor or non-employee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

           (l) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

          (m) "NQSO" means any Option that is designated as a nonqualified stock option.

           (n) "Option" means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO; provided that ISOs may be granted only to employees of the Company or a Subsidiary.

           (o) "Other Stock-Based Award" means an Award under the Long-Term Incentive Program that is denominated or valued in whole or in part by reference to Stock, including, but not limited to (i) restricted or unrestricted Stock or restricted or unrestricted stock units or dividend equivalents which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company for cash.

           (p) "Performance Goals" means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment,
     (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Stock price appreciation, (viii) cash flow and
     (ix) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

           (q) "Plan" means this Fisher Scientific International Inc. 2001 Equity and Incentive Plan, as amended from time to time.

           (r) "Plan Year" means a calendar year.

           (s) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

           (t) "Stock" means shares of the common stock, par value $0.01 per share, of the Company.

           (u) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     3. ADMINISTRATION. At the discretion of the Board, the Plan shall be administered either (i) by the Board or (ii) by the Committee. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

     Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

     4. ELIGIBILITY. ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries. All other Awards may be granted to officers, independent contractors, employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates.

     No ISO shall be granted to any employee of the Company, its parent or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the code shall be controlling.

     5. STOCK SUBJECT TO THE PLAN. The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be and shall be subject to adjustment as provided herein. The total number of shares of stock that may be awarded in respect of Options shall not
exceed        shares of stock which number shall be subject to adjustment as
provided herein. No more than        shares of Stock may be awarded in respect
of Options and no more than        shares of Stock may be awarded in respect of
Other Stock-Based Awards to a single individual over the term of the Plan, which number shall be subject to adjustment as provided herein. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

     Except as provided in an Award Agreement or as otherwise provided in the plan, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan,
(ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

     6. SPECIFIC TERMS OF AWARDS.

          (a) GENERAL. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (b) AWARDS. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

             (i) OPTIONS. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

                (A) TYPE OF AWARD. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

                (B) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of the Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (which Stock has been held by the Grantee for at least six months), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan. In addition, any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and shares of such Stock.

                (C) TERM AND EXERCISABILITY OF OPTIONS. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent. No partial exercise may be made for less than one hundred
           (100) full shares of Stock.

                (D) TERMINATION OF EMPLOYMENT, ETC. Unless otherwise provided in the applicable Award Agreement;

                    (I) Except as set forth herein or in II or III below, an
               Option will be cancelled for no value unless the Grantee is then in the employ of, maintains an independent contractor relationship with, or is a director of, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that, (i) the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option, and (ii) the Committee may determine, in its sole discretion, to allow the exercise of any Option in any individual case after the termination of the employment or other relationship, but in any event, such exercise shall not be allowed after the expiration date of such Option.

                    (II) If the Grantee's employment or service terminates
               because the Grantee has died, retired from the Company at or after any early retirement date under any Company qualified retirement plan in which he participates or become permanently disabled (within the meaning of Section 22(e)(3) of the Code), all of such Grantee's Options (regardless of the extent to which such Options are then exercisable) shall be exercisable as of such date of termination and remain outstanding until the earlier of (i) three years from the date Grantee's employment or service terminates, and (ii) expiration of the term of the Option and shall expire thereafter.

                    (III) If the Grantee's employment or service terminates for any reason other than as described in subsection (II) above or for cause, the portions of outstanding Options granted to such Grantee that are exercisable as of the date of such termination of employment or service shall remain exercisable until the earlier of (i) 90 days following the date of such termination of employment or service and (ii) expiration of the term of the Option (and shall terminate thereafter). All additional portions of outstanding Options granted to such Grantee which are not exercisable as of the date of such termination of employment or service, shall terminate upon the date of such termination of employment or service.

                (E) OTHER PROVISIONS. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

             (ii) OTHER STOCK BASED AWARD. The Committee is authorized, subject to limitation under applicable law, to grant to Grantee Other Stock-Based Awards that are deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant and thereafter. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(ii) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action. In the event the Committee determines to grant restricted or unrestricted stock or stock units, the Committee shall determine the price, which, to the extent required by law, shall not be less than the par value of the Stock, to be paid by the Grantee for each share of restricted or unrestricted stock or stock units subject to the Award.

     7. CHANGE IN CONTROL PROVISIONS.

          (a) Except as set forth in an Award Agreement, upon the occurrence of a Change of Control (as hereinafter defined), any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested and the restrictions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any Performance Goals imposed with respect to Awards shall be deemed to be fully achieved at target level.

     Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the purchaser(s) of the Company's assets or stock may, in his, her, or its discretion, deliver to the Grantee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding Options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the higher of (i) the Fair Market Value of those shares of stock or other securities the Grantee would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefore, and (ii) the Fair Market Value of those shares of stock or other securities the Grantee would have received had the Option been exercised and a disposition of the shares acquired upon such exercise had been made immediately following such sale, conveyance or Change in Control, less the exercise price therefore. A "Change in Control" shall be deemed to have occurred if (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons (other than any person or group, or any of their affiliates, who on the Effective Date owns at least 10% of the Company's Common Stock and who at no time after the Effective Date owns less than 10% of such Common Stock) shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Company's Common Stock outstanding, (ii) on any date, the individuals who were serving as the members of the Board at the beginning of the two year period ending on such date cease for any reason to constitute a majority of the number of directors then serving, provided that any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) elected in such period whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the first day of such two year period or whose appointment, election or nomination for election was previously so approved or recommended in accordance with this proviso or (iii) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          (b) Upon dissolution or liquidation of the Company, all Options and other Awards granted under this Plan shall terminate, but each Grantee shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

     8. GENERAL PROVISIONS.

          (a) Nontransferability. Unless otherwise determined by the Committee or provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Any Award shall be null and void and without effect upon the bankruptcy of the Grantee to whom the Award is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award.

          (b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee's employment or service.

          (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

          (d) Stockholder Approval; Amendment and Termination. The Plan shall take effect on the Effective Date but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any award theretofore granted without such Grantee's consent, or that without the approval of the stockholders (as described below) would: (a) except as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan, (b) change the class of employees, directors, consultants and advisors eligible to participate in the Plan or (c) amend any outstanding Option in a manner which would be deemed a repricing under Financial Accounting Standards Board Interpretation No. 44. In addition, stockholder approval shall be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code, regulations of the New York Stock Exchange or any other applicable law, rule or regulation with respect to any material amendment to any employee benefit plan of the Company. Notwithstanding anything in here to the contrary, no amendment under the Plan to an Award shall waive a mandatory term or otherwise authorize terms that could not have been authorized for an Award newly granted at the time of such amendment. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.

          (e) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

          (f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

          (g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (h) Regulations and Other Approvals.

             (i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

             (ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

             (iii) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

          (i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                                                                        ANNEX II

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      FISHER SCIENTIFIC INTERNATIONAL INC.

--------------------------------------------------------------------------------
PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
--------------------------------------------------------------------------------

     FISHER SCIENTIFIC INTERNATIONAL INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: Article Fourth of the Corporation's Restated Certificate of Incorporation, as amended, is hereby amended to read in its entirety as set forth below:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue shall be 515,000,000 shares, of which 500,000,000 shall be common stock, par value $0.01 per share (the "Common Stock"), and 15,000,000 shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock").

     SECOND: The foregoing amendment to the Corporation's Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, FISHER SCIENTIFIC INTERNATIONAL INC. has caused this
Certificate of Amendment to be duly executed in its name, this           day of
       , 2001.

                                          FISHER SCIENTIFIC INTERNATIONAL INC.

                                          By:
                                            ------------------------------------
                                            Name: Todd M. DuChene
                                            Title:  Vice President, General
                                              Counsel and Secretary

                                                                                                               Please mark    [X]
                                                                                                               your votes as
                                                                                                               indicated in
                                                                                                               this example
1. Election of Directors for the term expiring at the Annual Meeting in 2004.   2. Ratify the appointment of Deloitte & Touche LLP
                                                                                   as independent public auditors of the Company.
   FOR all nominees       WITHHOLD         Nominees: Robert A. Day,
    listed (except       AUTHORITY         Michael D. Dingman and Kent R. Weldon            FOR       AGAINST     ABSTAIN
    as marked to      to vote for all
    the contrary)     nominees listed
                                           (Instructions: To withhold authority              [ ]        [ ]         [ ]
       [ ]                 [ ]             to vote for any individual nominee,
                                           write that nominee's name on the
                                           space provided below.)

                                          ______________________________________

3. Approval and adoption of the   4. Approval to amend the Company's Restated   5. In their discretion, on such other business as
   Company's 2001 Equity and         Certificate of Incorporation to increase      may properly come before the meeting.
   Incentive Plan.                   the authorized shares from 100 million to
                                     500 million.

      FOR   AGAINST   ABSTAIN           FOR       AGAINST       ABSTAIN         A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF THE
                                                                                ABOVE PERSONS OR THEIR SUBSTITUTES WHO SHALL
      [ ]     [ ]        [ ]             [ ]        [ ]            [ ]          BE PRESENT AND ACTING AT THE MEETING SHALL HAVE
                                                                                THE POWERS CONFERRED HEREBY.

                                                                                 Dated:____________________________________, 2001

                                                                                 ________________________________________________

                                                                                 ________________________________________________


                                                                                Signature of Stockholder(s)-please sign name
                                                                                exactly as imprinted (do not print). Please
                                                                                indicate any change of address.

                                                                                NOTE: Executors, administrators, trustees and others
                                                                                signing in a representative capacity should indicate
                                                                                the capacity in which they sign. If shares are held
                                                                                jointly, EACH holder should sign.


                                                                                PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

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


                      FISHER SCIENTIFIC INTERNATIONAL INC.

                               Annual Meeting, May 16, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

              Messrs. Paul M. Meister, Todd M. DuChene and Kevin P. Clark, each with power of substitution, are hereby authorized to vote all shares of common stock of Fisher Scientific International Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Fisher Scientific International Inc. to be held on Wednesday, May 16, 2001, and at any adjournments, as specified on the reverse side.

              THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

               (Please mark this Proxy and sign and date it on the reverse side hereon and return it in the enclosed envelope.)

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